Exhibit 99.1

NEWS RELEASE

GREEN PLAINS RENEWABLE ENERGY, INC.

COMPLETES MERGER WITH VBV LLC AND ITS SUBSIDIARIES

OMAHA, NE – October 15, 2008 (Market Wire) –  Green Plains Renewable Energy, Inc. (NASDAQ: GPRE) announced that it has completed the previously-announced merger with VBV LLC and its subsidiaries (“VBV”), effective at 12:01 a.m. on Wednesday, October 15, 2008.  The merger creates one of the nation’s largest publicly-traded ethanol production companies, with complementary grain, agronomy, feed, fuel, and ethanol marketing and distribution operations.

At closing, VBV and its subsidiaries were merged into subsidiaries of Green Plains.  VBV equity holders received Green Plains’ common stock and options totaling 11,139,000 shares.  Simultaneously at closing, certain of VBV’s equity holders invested $60 million in Green Plains’ common stock by purchasing an additional six million shares at a price of $10 per share.

“We are excited to close this merger with VBV,” said Wayne Hoovestol, Chief Executive Officer.  “As a result, Green Plains triples its operating capacity.  After VBV is fully integrated, the combined organization expects to achieve improved efficiency levels and lower costs of production.   In addition, we now have a strong balance sheet to pursue new opportunities for strategic growth.”

Post-merger, Green Plains has four ethanol plants and eight grain elevators, with an expected annual operating capacity of 330 million gallons of ethanol and grain storage capacity of 22 million bushels.  As part of the merger, Green Plains added an operating ethanol plant in Indiana and an ethanol plant in Tennessee that is expected to start production later this year, along with an ethanol marketing and distribution business with national scope.

“We are proud to be a part of Green Plains,” said Todd Becker, VBV’s Chief Executive Officer, who joins Green Plains as President and Chief Operating Officer, “The additional investment by VBV’s equity holders demonstrates their commitment to the industry and the company.”

“We thank our shareholders who supported this merger,” concluded Hoovestol.  “We welcome our new employees from VBV and its subsidiaries. Green Plains is now larger, more diversified, better capitalized, and in a stronger position to take advantage of opportunities, which we believe will enhance long-term shareholder value.”

The corporate offices remain in Omaha.  Because the NASDAQ is treating the transaction as a reverse merger, a fifth letter is added to the trading symbol for a period of 20 business days.  For the next 20 business days, Green Plains common stock will trade under the symbol “GPRED.”  Thereafter, beginning on November 10, 2008, the common stock will resume trading under the symbol “GPRE.”

About Green Plains Renewable Energy, Inc.

Green Plains, based in Omaha, Nebraska, has the strategy of becoming a vertically-integrated, low-cost ethanol producer. Green Plains’ ethanol segment operates two plants in Iowa with a combined operating capacity of approximately 110 million gallons of ethanol per year.  Green Plains also recently acquired two ethanol plant subsidiaries that are expected to have an ethanol operating capacity of approximately 220 million gallons of ethanol per year, with production expected to begin in fall 2008.  Green Plains’ agribusiness segment operates grain storage facilities with a capacity of approximately 19 million bushels. Additionally, the agribusiness segment has complementary agronomy, feed and petroleum businesses.

Two of Green Plains’ shareholders Bioverda International Holdings Limited and Bioverda Holdings US LLC are wholly-owned subsidiaries of NTR plc.  NTR plc is a leading international developer and operator of renewable energy and sustainable waste management projects. Wilon Holdings S.A, a company organized under the laws of Panama and based in Dublin Ireland, is controlled by Alain Treuer, a Switzerland-based entrepreneur and venture capitalist. Mr. Treuer has helped develop successful businesses in diverse sectors such as telecom, renewable energy, consumer goods, internet security and biotechnology.

This news release may contain, among other things, certain forward-looking statements, with respect to Green Plains Renewable Energy, Inc. (“Green Plains”), VBV LLC (“VBV”) and the now combined company following the completed mergers (the “Mergers”) between Green Plains and VBV, and between Green Plains and Indiana Bio-Energy, LLC, and Ethanol Grain Processors, LLC (the “VBV Subsidiaries”) and related transactions (the “Merger Transactions”), as well as the goals, plans, objectives, intentions, expectations, financial condition, results of operations, future performance and business of Green Plains, including, without limitation, (i) statements relating to the benefits of the Mergers, including future financial and operating results, cost savings, enhanced revenues and the accretion/dilution to reported earnings that may be realized from the Merger Transactions, (ii) statements regarding certain of Green Plains’ goals and expectations with respect to shareholder value, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of Green Plains’ capitalization, and (iii) statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook” or similar expressions. Although we believe that our expectations regarding future events are based on reasonable assumptions, any or all forward-looking statements in this report may turn out to be incorrect. They may be based on inaccurate assumptions or may not account for known or unknown risks and uncertainties. Consequently, no forward-looking statement is guaranteed, and actual future results may vary materially from the results expressed or implied in our forward-looking statements. The cautionary statements in this report expressly qualify all of our forward-looking statements. In addition, the Company is not obligated, and does not intend, to update any of its forward-looking statements at any time unless an update is required by applicable securities laws.

The following factors, among others, could cause Green Plains’ financial performance to differ materially from that expressed in such forward-looking statements: (i) that the combination of Green Plains and VBV may not result in a stronger company; (ii) the risk that the businesses of Green Plains and/or VBV in connection with the Mergers will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (iii) the risk that expected revenue synergies and cost savings from the recent Merger Transactions may not be fully realized or realized within the expected time frame; (iv) the risk that revenues following the Merger Transactions may be lower than expected; (v) operating costs, revenue loss and business disruption following the Merger Transactions, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (vi) the risk that the strength of the United States economy in general and the ethanol industry specifically may be different than expected results; (vii) potential litigation; (viii) technological changes; (ix) the effect of corporate restructurings, acquisitions and/or dispositions, including, without limitation, the Merger Transactions and Green Plains’ merger with Great Lakes Cooperative which was consummated on April 3, 2008, and the actual restructuring and other expenses related thereto, and the failure to achieve the expected revenue growth and/or expense savings from such corporate restructurings, acquisitions and/or dispositions; (x) unanticipated regulatory or judicial proceedings or rulings; (xi) the impact of changes in accounting principles; (xii) the impact on Green Plains’ businesses, as well as on the risks set forth above, of various domestic or international military or terrorist activities or conflicts; (xiii) the impact of changes in state and federal energy, environmental, agricultural or trade policies, and (xiv) Green Plains’ success at managing the risks involved in the foregoing.

Green Plains cautions that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning Green Plains, the Merger Transactions or other matters and attributable to Green Plains or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Green Plains does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this news release.

Company Contact:

Scott B. Poor, Corporate Counsel / Director of Investor Relations

Green Plains Renewable Energy, Inc.

(402) 884-8700

www.gpreinc.com